SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 25, 2019

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Company does not undertake to update its forward looking statements.

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2019, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale to the Purchasers of an aggregate of up to 1,000 shares of our Series G Convertible Preferred Stock (the “Preferred Shares”) and related warrants for gross proceeds to the Company of up to $1.0 million, to be funded at up to three different closings. The first closing, which is in progress, involves the issuance of 500 Preferred Shares and related warrants in exchange for the payment by the Purchasers of $250,000 in the aggregate, plus the cancellation by them of promissory notes due to them from the Company in the aggregate amount of $250,000. Within 50 to 60 days after the first closing, the Company may exercise the right to sell the Purchasers an aggregate of up to $250,000 of Preferred Shares and related warrants at the second closing. Within 110 to120 days after the first closing, the Company may exercise the right to sell the Purchasers an aggregate of up to $250,000 of Preferred Shares and related warrants at the third closing.

The Preferred Shares may be converted at any time at the option of the Purchasers into shares of our Common Stock (“Conversion Shares”) at the lesser of (i) $0.015 per share and (ii) 90% of the volume weighted average price of the Common Stock immediately preceding the delivery of a notice of conversion (the “Conversion Price”). The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances, also reduce the Conversion Price.

The Preferred Shares do not have voting rights except as required by law and, except for stock dividends and certain distributions for which certain adjustments are to be made, are entitled to receive dividends equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as, and if such dividends are paid on shares of Common Stock.  When issued, the Conversion Shares will have the voting rights afforded to all shares of Common Stock. The Preferred Shares have a liquidation preference equal to their stated value, plus any accrued and unpaid dividends thereon.

Pursuant to the Securities Purchase Agreement, in the first closing each Purchaser is being issued a Series I Warrant (“Warrants”), to purchase up to a number of shares of the Company’s Common Stock equal to 100% of the Conversion Shares underlying the Preferred Shares issued to such Purchaser for cash at the first closing, representing aggregate rights to acquire up to 16,666,666 shares of Common Stock. We refer to the Common Stock issuable upon exercise of the Warrants as the “Warrant Shares”.  At the second and third closings, assuming the sale of all of the Preferred Shares that may be sold at those times, the Purchasers will receive aggregate additional Warrants to purchase up to 33,333,332 Warrant Shares.

The Warrants have an exercise price of $0.015 per share, are exercisable six months from the issuance date, and have a term of exercise equal to five years from the date they first become exercisable.   The Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances, reduce the exercise price to match if we sell or grant options to purchase, including rights to reprice, our common stock or common stock equivalents at a price lower than the exercise price of the Warrants, or if we announce plans to do so. The number of shares subject to Warrants will also increase so that the aggregate exercise price remains the same for each Warrant.

The securities sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing description of the Securities Purchase Agreement, Certificate of Designation, and the related Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document.  Copies of the form of Warrant, the Securities Purchase Agreement, and the Certificate of Designation are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

On or about February 25, 2019, pursuant to the Securities Purchase Agreement we initiated the first closing for the issuance of an aggregate 500 shares Series G Convertible Preferred Stock and related Series I Warrants to the Purchasers. The Preferred Shares and Warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Purchasers are accredited investors which have previously acquired the Company’s equity securities and purchased the securities as an investment in a private placement that did not involve a general solicitation.  The shares to be issued upon conversion of the Preferred Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03 in its entirety.

On February 26, 2019, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock with the Secretary of State of the State of Delaware, in the form attached as Exhibit 3.1 to this Current Report on Form 8-K.  The Certificate of Designation creates and specifies the rights of the Series G Convertible Preferred Stock, including the terms and conditions on which shares of such preferred stock would convert into shares of our Common Stock, as well as its liquidation preference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth in Items 1.01 and 3.03 of this Report regarding the Certificate of Designation is incorporated by reference into this Item 5.03 in its entirety.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed with this Current Report:

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock
4.2	Form of Stock Certificate for the Series G Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement, dated as of February 25, 2019, by and between the Company and the Purchasers named therein.
10.2	Form of Warrant to be issued pursuant to the Securities Purchase Agreement dated February 25, 2019.

[Signatures on Following Page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2019

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer